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                                                                 EXHIBIT 4.7












                           REGISTRATION RIGHTS AGREEMENT


                              Dated as of June 9, 1998

                                    by and among

                              Tower Automotive, Inc.,

                           Tower Automotive Capital Trust

                                        and

                            Donaldson, Lufkin & Jenrette
                               Securities Corporation

                         Robert W. Baird & Co. Incorporated

                 Merrill Lynch, Pierce, Fenner & Smith Incorporated

                              PaineWebber Incorporated





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     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of June 9, 1998 by and among Tower Automotive, Inc., a Delaware corporation (the "COMPANY"), Tower Automotive Capital Trust (a statutory business trust formed under the Delaware Business Trust Act) (the "Trust") and Donaldson, Lufkin & Jenrette Securities Corporation, Robert W. Baird & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and PaineWebber Incorporated (each an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Trust's
6 3/4% Trust Convertible Preferred Securities (liquidation preference $50 per Preferred Security) (the " PREFERRED SECURITIES") pursuant to the Purchase Agreement (as defined below).

     This Agreement is made pursuant to the Purchase Agreement, dated June 9, 1998 (the "PURCHASE AGREEMENT"), by and among the Company, the Trust and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Preferred Securities, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 9 of the Purchase Agreement.

     The parties hereby agree as follows:

              SECTION 1.      DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT:  The Securities Act of 1933, as amended.

     AFFILIATE: An affiliate of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     BUSINESS DAY: Any day except a Saturday, Sunday or other day in the City of Chicago, or in the city of the corporate trust office of the Trustee, on which banks are authorized to close.

     CLOSING DATE:  The date hereof.

     COMMISSION:  The Securities and Exchange Commission.

     DAMAGES PAYMENT DATE: With respect to the Debentures, each Interest Payment Date.

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     DECLARATION.  Means the Amended and Restated Declaration of Trust dated
June 9, 1998 among the Company, The First National Bank of Chicago, First Chicago Delaware Inc. and the Administrative Trustees named therein.

     DEBENTURES: Up to $266,800,000 aggregate principal amount of 6 3/4% Convertible Subordinated Debentures due June 30, 2018 of the Company being issued (or authorized to be issued) pursuant to the Indenture.

     DISTRIBUTION DATE:  As defined in the Declaration.

     EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

     FILING DATE:  The 90th day after the Closing Date.

     GLOBAL CERTIFICATEHOLDER. Means each holder of a Global Certificate (as defined in the Declaration).

     GLOBAL DEBENTUREHOLDER: Means each holder of a Global Debenture (as defined in the Indenture).

     GUARANTEE: The Guarantee by the Company set forth in Section 5.1 of that certain Guarantee Agreement between the Company and The First National Bank of Chicago relating to the Preferred Securities of the Trust.

     HOLDERS:  As defined in Section 2 hereof.

     INDEMNIFIED HOLDER:  As defined in Section 7(a) hereof.

     INDENTURE: The Junior Convertible Subordinated Indenture, dated the Closing Date, between the Company and The First National Bank of Chicago, as trustee (the "TRUSTEE"), pursuant to which the Debentures are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

     INTEREST PAYMENT DATE:  As defined in the Indenture and the Debentures.

     NASD:  National Association of Securities Dealers, Inc.

     PERSON: An individual, partnership, corporation, trust, unincorporated organization, or a government or agency or political subdivision thereof.

     PREFERRED SECURITIES.  As defined in the preamble.

     PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus


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supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     RECORD HOLDER: With respect to any Damages Payment Date, each Person who is a Holder of Preferred Securities on the record date with respect to the Distribution Date on which such Damages Payment Date shall occur, or, if Debentures have been issued in exchange for Preferred Securities, each Person who is a Holder of Debentures on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

     REGISTRATION DEFAULT:  As defined in Section 4 hereof.

     REGISTRATION STATEMENT: Any registration statement of the Company and the Trust that covers any of the Transfer Restricted Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

     SHELF REGISTRATION STATEMENT:  As defined in Section 3 hereof.

     TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

     TRANSFER RESTRICTED SECURITIES: The Preferred Securities and the Guarantee, the Debentures and the shares of Common Stock into which the Preferred Securities and the Debentures are convertible, upon original issuance thereof, and at all times subsequent thereto, until in the case of any such securities or shares, (a) the date on which it has been registered effectively pursuant to the Securities Act and disposed of in accordance with the Registration Statement relating to it, (b) the date on which either such Preferred Securities and Guarantee, Debentures or the shares of Common Stock issued upon conversion of such Preferred Securities and Debentures are distributed to the public pursuant to Rule 144 (or any similar provisions then in effect) or are salable pursuant to Rule 144(k) promulgated by the Commission pursuant to the Securities Act or (c) the date on which it ceases to be outstanding.

     UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

              SECTION 2.      HOLDERS

     A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

              SECTION 3.      SHELF REGISTRATION

     (a) SHELF REGISTRATION. The Company and the Trust agree to file with the Commission as promptly as reasonably practicable after the Closing Date, but in no event later

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than the Filing Date, a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 under the Act covering all of the Transfer Restricted Securities (the "Shelf Registration Statement"). The Company and the Trust shall use their best efforts to cause such Shelf Registration Statement to become effective on or prior to 150 days after the Closing Date. The Company and the Trust shall use their best efforts to keep the Shelf Registration Statement discussed in this Section 3(a) continuously effective, supplemented and amended as required by and subject to the provisions of Sections 5(b) and (c) hereof to the extent necessary to ensure that it is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least one year (as extended pursuant to Section 5(c)) following the Closing Date; provided, however, that the Company shall not be required to maintain the effectiveness of such Shelf Registration Statement upon the occurrence of the earlier of: (i) when all the Preferred Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; (ii) when all Debentures issued to Holders in exchange for the Preferred Securities have been sold pursuant to the Registration Statement; (iii) when all shares issued upon conversion of any such Preferred Securities or any such Debentures that have not been sold pursuant to the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement; and (iv) the date when Holders of the Transfer Restricted Securities who are not Affiliates of the Trust or the Company are able to sell all such securities immediately without restriction pursuant to Rule 144(k) under the Act or any successor rate thereto.

     (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 30 days after receipt of a request therefor, such information specified in item 507 of Regulation S-K under the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to include any of its Transfer Restricted Securities in any Shelf Registration Statement or receive Liquidated Damages pursuant to Section 4 hereof in the event that such Holder fails to deliver such information within the specified period; provided, however, that when such Holder furnishes such information to the Company, such Holder shall be entitled to receive Liquidated Damages, if any, from the date such Holder furnished such information and shall be entitled to include its Transfer Restricted Securities in the Registration Statement. Notwithstanding the foregoing, the Company shall not be required to file a post-effective amendment or supplement to its Registration Statement or Prospectus, as the case may be, to permit a Holder to include its Transfer Restricted Securities after the Shelf Registration Statement has been declared effective by the Commission more than once in any fiscal quarter. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading. A Holder that has delivered to the Company the information required by this paragraph is herein referred to as a "Participating Holder."

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     Any Person that acquires Transfer Restricted Securities from a
Participating Holder (excluding any Transfer Restricted Securities that were not identified on the Participating Holder's information furnished hereunder) will be entitled to have such Transfer Restricted Securities included in the Shelf Registration Statement so long as such transferee provides the Company with updated information. If such transferee's updated information is received on or prior to the 10th day prior to the effective time, such transferee will be entitled to have such transferee's Transfer Restricted Securities included in the Shelf Registration Statement at the effective time. If such transferee's updated information is received subsequent to such 10th day, the Transfer Restricted Securities covered by such information will be included in the Shelf Registration Statement reasonably promptly after receipt (which date of inclusion may be subsequent to the effective time, subject to the prior paragraph).

(c) Holders of a majority in aggregate principal amount of the Transfer Restricted Securities shall have the right to sell their Transfer Restricted Securities pursuant to an Underwritten Offering on one occasion.

              SECTION 4.      LIQUIDATED DAMAGES

     If (i) any Shelf Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement (ii) any such Shelf Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement, or (iii) any Shelf Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iii), a "REGISTRATION DEFAULT"), then the Company agrees to pay liquidated damages to each Participating Holder of Transfer Restricted Securities. With respect to Registration Defaults described in clause (i) or
(ii), the amount of liquidated damages shall be, for the first 90-day period immediately following the occurrence of such Registration Default, an amount equal to .25% of the liquidation preference or principal amount per Transfer Restricted Security per annum and the amount of liquidated damages shall increase to .50% thereafter. With respect to a Registration Default described in clause (iii), if the Shelf Registration Statement ceases to be effective for more than 90 days, whether or not consecutive during any 12-month period, the amount of liquidated damages will be .50% of the liquidation preference or principal amount per Transfer Restricted Security per annum from the 91st day of the applicable 12-month period until such time as the Shelf Registration Statement again becomes effective. If applicable, an equivalent amount of liquidated damages per share (subject to adjustments in the event of stock splits, stock recombinations, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities held by a Participating Holder shall be paid as long as the Registration Default continues until all Registration Defaults have been cured. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Shelf Registration Statement, in the case of (i) above, (2) upon the effectiveness of the Shelf Registration Statement, in the case of (ii) above, or (3) upon the filing of a prospectus supplement, a post-effective amendment to the Shelf Registration Statement, an additional Registration Statement

                                      5

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or any other document with the Commission that causes the Shelf Registration
Statement to again be declared effective or made usable in the case of (iii) above, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), or (iii), as applicable, shall cease.

     All accrued liquidated damages shall be paid to the Global Debentureholder or the Global Certificateholder by wire transfer of immediately available funds or by federal funds check and to Holders of Debentures, Preferred Securities or Common Stock by mailing checks to their registered addresses on each Damages Payment Date. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.

              SECTION 5.      REGISTRATION PROCEDURES

     (a) SHELF REGISTRATION STATEMENT. In connection with the Shelf Registration Statement, the Company and the Trust shall comply with all the provisions of Section 5(b) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(b) hereof), and pursuant thereto the Company and the Trust will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof.

     (b) GENERAL PROVISIONS. In connection with any Registration Statement and any related Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities, the Company and the Trust shall:

            (i) use its best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, (1) in the case of clause (A), correcting any such misstatement or omission, and (2) in the case of clauses (A) and
     (B), use its best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; provided, however, that the Company may also file any other document with the Commission that causes the Shelf Registration Statement to again be declared effective or made usable for resale of Transfer Restricted Securities.

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
            (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) advise the underwriter(s), if any, and Participating Holders, if requested by such Persons, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) furnish to the Initial Purchaser(s), each Participating Holder and each of the underwriter(s) in connection with such sale, if any, before filing with the Commission, a copy of the Registration Statement and the Prospectus included therein in the form proposed to be initially filed with the Commission, which documents will be subject to the review and comment of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus to which the Participating Holders of the Transfer Restricted Securities covered by such Registration Statement or the

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     underwriter(s) in connection with such sale, if any, shall reasonably object within five Business Days after the receipt thereof. A Participating Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement or Prospectus, as applicable, as proposed to be filed, contains a material misstatement or omission or fails to comply with the applicable requirements of the Act;

            (v) upon written request, provide copies of any document that has been incorporated by reference into a Registration Statement or Prospectus to the Initial Purchasers and Participating Holders;

            (vi) make available at reasonable times for inspection by the selling Holders, any managing underwriter participating in any disposition pursuant to such Registration Statement and any attorney or accountant retained by such selling Holders or any of such underwriter(s) in connection with an Underwritten Offering, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness, subject to an undertaking to maintain the confidentiality of such information;

            (vii) if requested by any Participating Holders or the underwriter(s) in connection with an Underwritten Offering, if any, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Participating Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such Underwritten Offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

            (viii) furnish to each Participating Holder and each of the underwriter(s) in connection with an Underwritten Offering, if any, without charge, at least one copy of the Registration Statement, as declared effective by the Commission;

            (ix) deliver to each Participating Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus in the case of an Underwritten Offering) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each of the Participating Holders and each of the underwriter(s), if any, in connection

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     with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (x) enter into such agreements (including an underwriting agreement) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement as may be reasonably requested by any underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement in connection with an Underwritten Offering, and in such connection, the Company shall:

                    (A) furnish (or in the case of paragraphs (2) and (3), use its best efforts to furnish) to each underwriter, if any, upon the effectiveness of the Registration Statement:

                         (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement signed on behalf of the Company by (x) the President and (y) the chief financial officer of the Company and one of the Administrative Trustees (as defined in the Declaration), confirming, as of the date thereof, the matters set forth in Sections 6(cc), 9(a) and 9(b) of the Purchase Agreement and such other similar matters as the underwriter(s) may reasonably request;

                         (2) an opinion, dated the date of effectiveness of the Registration Statement of counsel for the Company and the Trust covering matters similar to those set forth in paragraph (e) of Section 9 of the Purchase Agreement and such other matter as the underwriters may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

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

               (3) a customary comfort letter, dated as of the date of effectiveness of the Registration Statement from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
          Section 9 of the Purchase Agreement, without exception;

          (B) set forth in full or incorporate by reference in the underwriting agreement, if any, in connection with any sale or resale pursuant to any Registration Statement the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and

          (C) deliver such other documents and certificates as may be reasonably requested by the underwriter(s), if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (x).

     The above shall be done at each closing under such underwriting or similar agreement, as and to the extent required thereunder, and if at any time the representations and warranties of the Company contemplated in (A)(1) above cease to be true and correct, the Company shall so advise the underwriter(s) promptly and if requested by such Persons, shall confirm such advice in writing;

          (xi) prior to any public offering of Transfer Restricted Securities, cooperate with the Participating Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the Participating Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

          (xii) in connection with any sale of Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Participating Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days prior to such sale of Transfer Restricted Securities;


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

            (xiii) use its best efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xi) above;

            (xiv) subject to Section 5(b)(i), if any fact or event contemplated by Section 5(b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (xv) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

            (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

            (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph
     (c) of Rule 158 under the Act);

            (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

          (xix)  concurrently with the effectiveness of the Shelf
     Registration Agreement, list all Common Stock covered by such Registration Statement on any securities exchange on which the Common Stock is then listed.

     (c) RESTRICTIONS ON HOLDERS. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in
Section 5(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xiv) hereof, or until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Advice"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of either such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 5(b)(i) or Section 5(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 5(b)(xiv) hereof or shall have received the Advice.

              SECTION 6.      REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Holder with the NASD (and, if applicable, the reasonable fees and expenses of any "qualified independent underwriter") and its counsel that may be required by the rules and regulations of the NASD); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws;
(iii) all expenses of printing, messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and one designated counsel for Holders of Transfer Restricted Securities in connection with an Underwritten Offering; (v) all application and filing fees in connection with listing the Preferred Securities and the Guarantee, Debentures and Common Stock on a national securities exchange pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

     The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with the Underwritten Offering, the Company will reimburse the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

              SECTION 7.      INDEMNIFICATION

     (a) The Company and the Trust agree to indemnify and hold harmless (i) each Participating Holder and (ii) each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) any Participating Holder (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Participating Holder or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "INDEMNIFIED HOLDER"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Holder) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Participating Holders furnished in writing to the Company by any of the Participating Holders expressly for use therein. No indemnification shall be made under this Section 7(a) if the Prospectus is used after notice is given by the Company pursuant to 5(c) or with respect to a preliminary Prospectus if a copy of the final Prospectus was not sent or given by the Indemnified Holder or his agent if required by law to be so delivered and if such final Prospectus had been delivered, such delivery would have completely cured the defect giving rise to such loss, claim, damage, liability, judgment, action or expense.

     In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company and the Trust, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company and the Trust in writing (PROVIDED, that the failure to give such notice shall not relieve the Company or the Trust of its obligations pursuant to this Agreement). Such Indemnified Holder shall have the right to employ its own counsel in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company and the Trust. The Company and the Trust shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Holders, which firm shall be designated by the Holders. The Company and the Trust shall not be liable for any settlement of any such action or proceeding effected without the Company's prior written consent, which consent shall not be withheld unreasonably, and the Company and the Trust agree to indemnify and hold harmless each Indemnified Holder from and against any loss, claim, damage, liability or expense by reason of any settlement of any action effected with the written consent of the Company. The Company shall not, without the prior written consent of each Indemnified Holder, settle or compromise or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding involving an Indemnified Holder unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Holder from all liability arising out of such action, claim, litigation or proceeding.

     (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and its directors, officers, and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and the Trust, its trustees and their officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company and the Trust to each of the Indemnified Holders, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or based on the fact that a final Prospectus was not sent or given by the Holder or his agent if required by law to be so delivered. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person or the Trust or its trustees or their directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company, and the Company and the Trust, such trustees, directors or officers or such controlling person shall have the rights and duties given to each Holder by the preceding paragraph. In no event shall any Holder be liable or responsible for any amount in excess of the amount by which the total received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

     (c) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under Section 7(a) or Section 7(b) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or if such allocation is not permitted by applicable law, the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Trust, on the one hand, and of the Indemnified Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 7(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

     The Company. the Trust and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 7(c) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Holder or its related Indemnified Holders shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of its Transfer Restricted Securities pursuant to a Registration Statement exceeds the sum of (A) the amount paid by such Holder for such Transfer Restricted Securities PLUS (B) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 7(c) are several in proportion to the respective principal amount of Transfer Restricted Securities and not joint.

              SECTION 8.      RULE 144A

     The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, to make available within a reasonable period of time, upon request of any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

              SECTION 9.      UNDERWRITTEN REGISTRATIONS

     No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in customary underwriting arrangements entered into in connection therewith and (b) completes and executes all reasonable questionnaires, powers of attorney, and other documents required under the terms of such underwriting arrangements.

              SECTION 10.     SELECTION OF UNDERWRITERS

     For any Underwritten Offering, the investment banker or investment bankers and manager or managers for any Underwritten Offering that will administer such offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering and must be reasonably acceptable to the Company. Such investment bankers and managers are referred to herein as the "underwriters."

              SECTION 11.     MISCELLANEOUS

     (a) REMEDIES. Each Holder, in addition to being entitled to exercise all rights provided herein, in the Indenture, the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) NO INCONSISTENT AGREEMENTS. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 4 hereof and this Section 11(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the then outstanding Transfer Restricted Securities (on a fully diluted basis). Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Transfer Restricted Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other Holders of Transfer Restricted Securities may be given by Holders of a majority of the Transfer Restricted Securities (on a fully converted basis) being sold by such Holders pursuant to such

Registration Statement; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

     (d) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the records of the Registrar (as defined in the Indenture) under the Indenture, with a copy to the Registrar under the Indenture; and

          (ii) if to the Company:

               Tower Automotive, Inc.
               4508 IDS Center
               Minneapolis, Minnesota  55402
               Telecopier No.:  (612) 332-2012
               Attention:  Scott D. Rued

               With a copy to:

               Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, Illinois  60601
               Telecopier No.:  312-861-2200
               Attention:  Dennis M. Myers

         (iii) if to the Trust:

               Tower Automotive Capital Trust
               c/o Tower Automotive, Inc.
               4508 IDS Center
               Minneapolis, Minnesota  55402
               Telecopier No.:  (612) 332-2012
               Attention:  Scott D. Rued

               With a copy to:

               Kirkland & Ellis
               200 E. Randolph Drive
               Chicago, Illinois  60601
               Telecopier No.:  312-861-2200
               Attention:  Dennis M. Myers

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

     (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities directly from such Holder.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (j) ENTIRE AGREEMENT. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       TOWER AUTOMOTIVE, INC.

                                       By: /s/ Anthony A. Barone
                                          ------------------------------------
                                       Title: Vice President and Chief
                                              Financial Officer


                                       TOWER AUTOMOTIVE, INC., as Depositor For

                                       TOWER AUTOMOTIVE CAPITAL TRUST

                                       By: /s/ Anthony A. Barone
                                          ------------------------------------
                                       Title: Vice President and Chief
                                              Financial Officer




DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION

ROBERT W. BAIRD & CO. INCORPORATED

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

PAINEWEBBER INCORPORATED

   /s/ Herald L. Ritch
---------------------------------------
By:  Donaldson, Lufkin & Jenrette
     Securities Corporation


By:   Herald L. Ritch
   ------------------------------------
Title: Managing Director